Exhibit 5.2

Gibson, Dunn & Crutcher LLP 1221 McKinney Street Houston, Texas 77010-2046 Tel 346.718.6600 www.gibsondunn.com

May 2, 2017

Penn Virginia Corporation

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77079

Re:	Penn Virginia Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Penn Virginia Corporation, a Virginia corporation (the “Company”), and certain of the Company’s subsidiaries identified in the Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act. Such securities include:

(i)    common stock, par value $0.01 per share (the “Common Stock”), of the Company;

(ii)    preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company;

(iii)    senior debt securities (the “Senior Debt Securities”) of the Company;

(iv)    subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company; and

(v)    guarantees of the Debt Securities (the “Guarantees”) by one or more of the Subsidiary Guarantors.

The Common Stock, Preferred Stock and Debt Securities are collectively referred to herein as the “Company Securities,” and the Company Securities and Guarantees are collectively referred to herein as the “Securities.” Penn Virginia Holding Corp., a Delaware corporation, Penn Virginia Resource Holdings Corp., a Delaware corporation, Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company, Penn Virginia MC Corporation, a Delaware corporation, Penn Virginia MC Energy L.L.C., a Delaware limited liability company, and Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company, are collectively referred to herein as the “Delaware Guarantors.” Penn Virginia Oil & Gas, L.P., a Texas limited partnership, is referred to herein as the “Texas Guarantor.” At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

Each series of Senior Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Senior Base Indenture”). Each series of Subordinated Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Base Indentures”). Each of the Senior Base Indenture and the Subordinated Base Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In arriving at the opinions expressed below, we have examined originals, or copies certified or

Beijing  •  Brussels  •  Century City  •  Dallas  •  Denver  •  Dubai  •  Frankfurt  •  Hong Kong  •  Houston  •  London  •  Los Angeles  •  Munich

New York  •  Orange Country  •  Palo Alto  •  Paris  •  San Francisco  •  São Paulo  •  Singapore  •  Washington, D.C.

May 2, 2017

otherwise identified to our satisfaction as being true and complete copies of the originals, of (i) the Company’s Articles of Incorporation and Second Amended and Restated Bylaws, each as amended to date (the “Company Charter Documents”), (ii) the certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, limited partnership agreement or other formation documents and agreements, as applicable, of each Subsidiary Guarantor, each as amended to date (the “Guarantor Charter Documents”), (iii) the forms of Senior Base Indenture and Subordinated Base Indenture (each in the form to be filed as an exhibit to the Registration Statement) and (iv) such other documents, corporate records, certificates of officers of the Company and the Subsidiary Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

We have assumed without independent investigation that:

(a) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(b) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(c) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d) at the Relevant Time, the Board of Directors of the Company or, to the extent permitted by the Virginia Stock Corporation Act of the State of Virginia and the Company Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Company Board”) will have taken all necessary corporate action to authorize the issuance of the Company Securities and any other Company Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Company Securities and related matters;

(e) at the Relevant Time, the Board of Directors or other governing body of each Subsidiary Guarantor or, to the extent permitted by applicable law and the Guarantor Charter Documents of such Subsidiary Guarantor, a duly constituted and acting committee thereof will have taken all necessary corporate or other organizational action to authorize the issuance of the Guarantee to be issued by such Subsidiary Guarantor, and to authorize the terms of the offering and sale of such Guarantee and related matters; (f) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and/or each Subsidiary Guarantor and duly executed and delivered by the Company, each Subsidiary Guarantor and the other parties thereto;

(g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion; and

May 2, 2017

(h) in the case of Debt Securities and Guarantees, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the applicable indenture trustee on Form T-1 shall have been properly filed with the Commission and, with respect to the Subordinated Debt Securities, the Subordinated Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Each of the Delaware Guarantors is a corporation or limited liability company, as applicable, duly formed and validly existing under the laws of the State of Delaware with all necessary corporate or limited liability company power and authority, as applicable, to authorize the applicable Base Indenture (or other document evidencing such Guarantee) and the issuance and sale of such Guarantee.

2. The Texas Guarantor is a limited partnership duly formed and validly existing under the laws of the State of Texas with all necessary limited partnership power and authority to authorize the applicable Base Indenture (or other document evidencing such Guarantee) and the issuance and sale of such Guarantee.

3. The execution, delivery and performance of a Base Indenture and the issuance of any Guarantee with respect to such Base Indenture by any Delaware Guarantor or the Texas Guarantor will be duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such Delaware Guarantor or the Texas Guarantor when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of such Base Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such Delaware Guarantor or the Texas Guarantor; and (b) the series of Debt Securities to which the Guarantee(s) relate shall have been duly issued by the Company.

4. With respect to any Debt Securities and related Guarantees, when:

(a) the terms and conditions of such Debt Securities and Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

(b) any such supplemental indenture has been duly executed and delivered by the Company, the Subsidiary Guarantors and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

(c) such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees will be legal, valid and binding obligations of the Subsidiary Guarantors obligated thereon, enforceable against such Subsidiary Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York and the United States of America, (ii) for purposes of paragraphs 1 and 3 above, the Delaware General Corporation Law and the Delaware Limited Liability Company Act and (iii) for purposes of paragraphs 2 and 3 above, the Texas Business

May 2, 2017

Organizations Code. Various issues concerning Virginia law are addressed in the opinion of Hunton & Williams LLP, to be filed as Exhibit 5.1 to the Registration Statement. Various issues concerning Oklahoma law are addressed in the opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., to be filed as Exhibit 5.3 to the Registration Statement. We express no opinion herein with respect to the matters covered in such opinions, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

B.    The opinions above with respect to any Indenture, the Debt Securities and the related Guarantees are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement, and we further consent to the use of our name under the heading “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP